Exhibit 99.1

Boston Therapeutics' Newly Appointed Chief Operating Officer Invests $625,000 in the Company's S-1 Financial Offering

MANCHESTER, NH--(Marketwire - November 14, 2012) - Boston Therapeutics, Inc. (OTCQB: BTHE) ("Boston Therapeutics" or "the Company"), a developer of complex carbohydrate therapeutics to treat diabetes and inflammatory diseases, today announced that Jonathan B. Rome, the Company's newly appointed Chief Operating Officer, and the Company entered into a securities purchase agreement pursuant to which Mr. Rome invested $625,000 in the Company's S-1 financial offering to purchase an aggregate of 1,250,000 shares of the Company's common stock at $0.50 per share and 625,000 warrants to purchase 625,000 shares of its common stock. The exercise price of the warrants is $1.00 per share. The warrants have a five-year term.

The Company filed an S-1 registration statement with the Securities and Exchange Commission ("SEC") in September and it went effective in October. The S-1 relates to a proposed offering of up to 20 million new shares of its common stock and up to 10 million warrants to purchase additional shares of common stock. The price for the shares of common stock is $0.50. For every two shares of common stock, the Company will issue a warrant to purchase one share of common stock with an exercise price of $1.00 and a five-year term.

The Company plans to use the proceeds from this offering to fund its research and development activities, for working capital and other general corporate purposes.

The offering will be made only by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (SEC). A copy of the preliminary prospectus relating to the offering is available, for free, on the SEC's website at http://sec.gov. A copy also may be obtained from the Company's investor relations department. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Boston Therapeutics, Inc. Boston Therapeutics, headquartered in Manchester, NH, (OTCQB: BTHE) is a leader in the field of complex carbohydrates. The Company's initial product pipeline is focused on developing and commercializing therapeutic molecules for diabetes: SUGARDOWN®, a non-systemic chewable complex carbohydrate dietary supplement tablet designed to moderate post-meal blood glucose; BTI-7, a new, chewable dosage form of the diabetes drug metformin hydrochloride; PAZ320, a non-systemic chewable therapeutic compound designed to reduce post-meal glucose elevation, and IPOXYN™, an injectable anti-necrosis drug specifically designed to treat lower limb ischemia associated with diabetes. More information is available at www.bostonti.com and www.sugardown.com.

Forward-Looking Statements The Company's views as of the date of this press release should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements. This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as "may," "estimate," "could," "expect" and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since our inception, uncertainty as to adequate financing of our operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect our intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in our SEC filings. We cannot assure that we have identified all risks or that others may emerge which we do not anticipate. More information about those risks and uncertainties is contained and discussed in the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission.

Contact:
Boston Therapeutics, Inc.
Anthony Squeglia
Phone: 603-935-9799
Email anthony.squeglia@bostonti.com
www.bostonti.com

Investor Relations:
MZ Group
Scott Powell
Senior Vice President
Phone: 212-301-7130
Email: scott.powell@mzgroup.us
Web: www.mz-ir.com